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                                                              Exhibit 10.46
                             SPLIT-DOLLAR AGREEMENT

                          TRACTOR SUPPLY COMPANY, INC.

                  THIS AGREEMENT, the "Agreement," made and entered into effective as of the date of January 2, 1998, by and between TRACTOR SUPPLY COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware, the "Corporation", and THOMAS O. FLOOD, the "Employee", and TERRY MAINIERO, as Trustee of the Flood 1997 Irrevocable Trust under Agreement dated November 10, 1997, the "Trust",

                                   WITNESSETH:

                  WHEREAS, the Employee is a valued employee of the Corporation and has rendered competent and faithful efforts on behalf of the Corporation resulting in substantial benefit to the Corporation; and,

                  WHEREAS, the Corporation values the efforts, abilities, and accomplishments of the Employee and his contributions as an important member of management, wishes to continue his employment, and is willing to assist the Employee with his personal life insurance program by providing for payment of the premiums on certain life insurance as an additional employment benefit for Employee; and,

                  WHEREAS, the Trust is the owner of certain life insurance on the life of Employee and Employee's wife as issued by Northwestern Mutual Life Insurance Company, Policy Number

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14-515-028, the "Policy," and the Trust alone holds and may exercise any and all rights in and to the Policy; and,

                  WHEREAS, the Trust has agreed to assign the Policy to the Corporation as collateral for the purpose of securing to the Corporation repayment of the Corporation's Policy Interest as defined herein; and,

                  WHEREAS, the arrangement set forth in this Agreement among the Corporation, the Employee, and the Trust is intended to constitute a split dollar life insurance employee benefit plan as described in Revenue Ruling 64-328,

                  NOW, THEREFORE, premises considered, in consideration of the mutual covenants and benefits set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Indebtedness. The "Indebtedness" is defined as the greater of (i) the cumulative amounts paid by the Corporation, including amounts paid under Article 5 of this Agreement, on the Policy, or (ii) the cash surrender value of the Policy, including the cash surrender value of paid up additions.

                  2. Policy Interest. The Corporation's "Policy Interest" is defined as an amount equal to the Indebtedness. The Trust's "Policy Interest" is defined as all other interests in and to the Policy.

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                  3. Policy of Insurance. The Trust has previously acquired the
Policy as issued by Northwestern Mutual Life Insurance Company on the lives of the Employee and the Employee's wife. The Trust is the sole owner of the policy.

                  4.       Ownership of Policy.

                           (a)      Simultaneously with the execution of this
Agreement, the Trust shall execute and deliver to the Corporation an assignment of the Policy to the Corporation as collateral security for the repayment of the Corporation's Policy Interest, the "Collateral Assignment"; such assignment shall be made using a standard form collateral assignment agreement and shall be for the sole purpose of securing repayment to the Corporation of its Policy Interest.

                  (b) The Trust shall continue to be the owner of the Policy and alone may exercise all ownership rights granted to the owner thereof by the terms of the Policy as the Trustee may determine, subject only to the rights and interests of the Corporation under the Collateral Assignment.

                           (c)      Except for the Corporation's Policy Interest
and the security therefor under the Collateral Assignment, the Trust alone shall have and be entitled to exercise all rights as the owner of the Policy. Specifically, the Corporation shall not take any action beyond its rights as the assignee under the Collateral Assignment which would impair or defeat the Trust's rights in the Policy.

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                  5. Application of Dividends. Any dividends declared by Insurer on the Policy shall, at the election of the Trust:

                           (a) Be applied to purchase paid-up additional insurance; or

                           (b) Be applied to reduce the premiums payable on the Policy.

                  6. Trust Undertaking To Pay Indebtedness. The Trust promises and undertakes to pay to the Corporation an amount equal to the Indebtedness, determined as of the time of such event, promptly at the earlier of:

                           (a)      The termination of this Agreement;

                           (b)      The surrender or cancellation of the Policy;
                                    or,

                           (c) The death of the survivor of Employee and Employee's wife.

The Trust shall have the option to terminate this Agreement at any time by payment to the Corporation of an amount equal to the indebtedness as provided in
Section 9.

                  7.       Premium Payment.

                           (a)      Unless Employee is terminated for cause by
the Corporation or voluntarily terminates his employment with the Corporation prior to his having attained the age of Fifty-five (55) years, the Corporation shall pay all premiums necessary to keep the Policy in full force and effect for so long as Employee or Employee's wife shall live.

                           (b)      The Corporation shall notify Employee each
year of the exact amount due of such premium payment as shall constitute additional compensation to Employee, from Corporation, which amount shall be the lesser of (i) the PS-38 rate, while

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Employee and Employee's wife are both living, or (ii) the Insurer's current published premium rate for annually renewable term insurance for standard risks as insured under the Policy.

                  8. Collateral Assignment. In order to secure to the Corporation the payment of its Policy Interest, the Trustee has assigned the Policy to the Corporation as collateral using the form provided therefor by the Insurer. Payment to the Corporation of its Policy Interest shall be made from the cash surrender value of the Policy, as defined therein, in the event this Agreement is terminated or in the event of the surrender or cancellation of the Policy, or from the death proceeds of the Policy upon the death of both Employee and Employee's wife. In no event shall the Corporation have any right or authority to borrow against or otherwise encumber the Policy or exercise any other rights of an owner thereunder. The Collateral Assignment shall conform to the provisions of this Agreement.

                  9.       Release of Collateral Assignment.

                           (a)      The Trust shall have the right and option to
obtain the release of the Collateral Assignment at any time by payment to the Corporation of an amount equal to the Corporation's Policy Interest. Upon payment to the Corporation of such amount, the Corporation shall promptly release the Collateral Assignment and shall have no further interests in the Policy.

                           (b)      In the event of a termination of this
Agreement other than on account of the death of Employee and Employee's wife, unless the Trust shall pay the

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Corporation an amount equal to the Corporation's Policy Interest, the Trust shall execute and deliver such documents and instruments as may reasonably be required in order to transfer the Policy to the Corporation. Should the Trust elect to surrender the Policy to the Corporation, then the Corporation may hold, maintain, surrender, or otherwise dispose of the Policy as it may desire and the Trust shall have no further interests in the Policy.

                  10.      Trust's Right in Policy.

                           (a)      The Trust shall take no action with respect
to the policy which would in any way impair or compromise the Corporation's Policy Interest without the prior written consent of the Corporation.

                           (b)      The Trust may pledge or assign the Policy,
subject to the Collateral Assignment in favor of the Corporation, in order to secure a loan from the Insurer or from a third party not in excess of the then cash surrender value of the Policy. Interest charges and other costs of any such borrowings shall be the responsibility of the Trust.

                           (c)      The Trust shall have the sole right to
surrender or cancel the Policy and to make any elections allowed under the Policy, subject always to the rights of the Corporation under the Collateral Assignment. Upon the surrender or cancellation of the Policy, however, the Corporation shall have the unqualified right to be paid its Policy Interest.

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                           (d)      The Trust shall have the right at any time
to terminate this Agreement and obtain the release of the Collateral Assignment as provided in Section 9 hereof.

                  11.      Death of Employee.

                           (a)      Upon the death of the survivor of the
Employee and Employee's wife, the Trust shall promptly take all action necessary to obtain the death benefit provided under the Policy.

                           (b)      The Corporation shall have the unqualified
right to be paid an amount equal to its Policy Interest.

                           (c)      The balance of any death benefit provided
under the Policy shall be paid to the Trust in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy.

                  12. Release of Insurer. Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy and the Collateral Assignment. In no event shall Insurer be considered a party to this Agreement or to any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way modifying the obligations of Insurer as expressly provided in the Policy, except as and to the extent the provisions of the Collateral Assignment.

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                  13. Special Provision. The following provisions are intended to meet the requirements of the Employee Retirement Income Security Act of 1974.

                           (a)      The Secretary of the Corporation shall be
the named fiduciary.

                           (b)      The funding policy is that all premiums on
the Policy shall be remitted to the issuer when due.

                           (c)      Direct payment by the insurer is the basis
of payment of benefits, such benefits being in turn based upon the payment of premiums as provided herein.

                           (d)      For claims purposes, the "Claims Manager"
shall be an officer of the Corporation.

                                    (i)     If for any reason a claim for
benefits hereunder is denied by the Corporation, the Claims Manager shall provide a written explanation setting forth the reasons for the denial, pertinent references to this Agreement on which such denial is based, and such other data and materials as may be pertinent, together with information of the procedures to be followed in obtaining a review of the claim, written in a manner calculated to be understood by claimant. For this purpose, (a) a claim shall be deemed filed when presented orally or in writing to the Claims Manager, and (B) the explanation of the Claims Manager shall be in writing and shall be delivered to the claimant within Ninety (90) days of the date the claim was filed.

                                    (ii) The claimant shall have Sixty (60) days
following receipt of a denial of his claim to file with the Claims Manager a written request for review of the

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denial. For such review, the claimant may submit pertinent documents and written issues and comments.

                  14. Amendment. This Agreement may not be amended, altered, or modified except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

                  15. Binding Effect. This Agreement shall be binding upon and insure to the benefit of the Corporation, the Employee, and the Trustee, and their respective successors, assigns, heirs, executors, administrators, and beneficiaries.

                  16. Notice. Any notice, consent, or demand required or permitted to be given under the provisions of this Agreement shall be in a writing signed by the party giving or making the same. Such notice, consent, or demand may be delivered by hand or may be mailed by United States certified mail, postage prepaid, addressed to such party's last known address. Such notice, consent, or demand shall be effective upon receipt.

                  17. Captions. The captions appearing in this Agreement are for conve nience only, and do not in any way define, limit, or describe the scope of this Agreement, or the intent or content of any provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                                              CORPORATION:

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                                   TRACTOR SUPPLY COMPANY, INC.

                                   BY:   /s/ Michael J. Kincaid
                                        ---------------------------------
                                        its: Vice President

                                   EMPLOYEE:

                                   /s/ Thomas O. Flood
                                   ---------------------------------
                                   Thomas O. Flood

                                   TRUST:

                                   FLOOD 1997 IRREVOCABLE TRUST
                                   UNDER AGREEMENT DATED 11/10/97

                                   By:      /s/ Terry Mainiero
                                   ---------------------------------
                                            Terry Mainiero, Trustee

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